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                                                                  EXHIBIT 10.24


                            STOCK PURCHASE AGREEMENT


         THIS STOCK PURCHASE AGREEMENT (this "Agreement") is made and entered into as of December 18, 2002, by and between ECHOSTAR COMMUNICATIONS CORPORATION, a Nevada corporation (the "Company"), VIVENDI UNIVERSAL, S.A., a societe anonyme organized under the laws of France (the "Parent"), and FINANCIERE DE VIDEOCOMMUNICATION, a societe anonyme organized under the laws of France and an indirect wholly owned subsidiary of Parent (the "Seller").

         WHEREAS, the Company and Parent entered into an Investment Agreement, dated as of December 14, 2001 ("Investment Agreement"), pursuant to which the Parent purchased from the Company 5,760,479 shares (the "Preferred Shares") of Series D Mandatorily Convertible Participating Preferred Stock, par value $0.01 per share (the "Preferred Stock"), of the Company;

         WHEREAS, the Company and Parent also entered into a Contingent Value Rights Agreement, dated as of January 22, 2002 ("CVR Agreement"), pursuant to which the Company issued and delivered to the Parent contingent value rights ("CVRs"); and

         WHEREAS, the Seller now desires, on behalf of and for the sole benefit of Parent, to sell and the Purchaser desires to purchase the Shares;

         NOW, THEREFORE, in consideration of the foregoing, the parties hereby covenant and agree as follows:

                                   ARTICLE I
                           PURCHASE AND SALE OF SHARES


         Section 1.1 Purchase and Sale of Shares. Subject to the terms and conditions of this Agreement, the Company agrees to purchase at the Closing (as defined in Section 1.2 below), and the Seller, on behalf of and for the sole benefit of Parent, agrees to sell and transfer to the Company at the Closing, the Preferred Shares. In accordance with Section 5.1(a)(iii) of the Certificate of Designations establishing the Preferred Stock, immediately prior to the purported sale, assignment, transfer or other disposition by Parent or the Seller of any of the Preferred Shares to a person other than a Permitted Transferee (as defined in such Certificate), each such Preferred Share shall automatically convert into ten (10) fully paid and nonassessable shares of Class A Common Stock, par value $0.01 per share ("Common Stock"), of the Company. Accordingly, at the Closing, the Company will purchase, and the Seller, on behalf of and for the sole benefit of Parent, will sell and transfer to the Company, the 57,604,790 shares of Common Stock (the "Shares") into which the Preferred Shares shall have converted automatically immediately prior to the consummation of the purchase and sale contemplated hereby, at a purchase price per share, in cash, of $18.50, representing an aggregate purchase price of $1,065,688,615 (the "Purchase Price").


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         Section 1.2 Closing Date. The consummation of the purchase and sale of the Shares (the "Closing") shall be held at the offices of Sullivan & Cromwell, 125 Broad Street, New York, New York 10004, or at such other place as the parties mutually agree upon in writing, at 10:00 a.m. on December 23, 2002 (the "Closing Date").

         Section 1.3 Delivery and Payment. On the Closing Date, the Seller shall deliver to the Company the certificate representing the Preferred Shares, properly endorsed for transfer or accompanied by a duly executed stock power in a form acceptable to the Company, and the Company shall deliver to the Seller, the aggregate purchase price for the Shares by means of a wire transfer of immediately available ("same day") funds to such account as shall have been designated by the Seller to the Company in writing not less than 24 hours prior to the Closing.

                                   ARTICLE II
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY


         The Company hereby represents and warrants to the Parent and the Seller, at and as of the date of this Agreement and at and as of the Closing Date, as follows:

         Section 2.1 Governmental Authorization. The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby require no action of the Company by or in respect of, or filing with, any governmental body, agency or official ("Governmental Entity"), other than the Company's compliance with its obligations under the U.S. federal securities laws and any applicable stock market listing rules or policies.

         Section 2.2 Authority; Execution and Delivery; and Enforceability. Purchaser has full power and authority to execute this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by Purchaser of this Agreement and the consummation by Purchaser of the transactions contemplated hereby have been duly authorized by all necessary corporate action. Purchaser has duly executed and delivered this Agreement and this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

         Section 2.3 No Conflicts; Consents. (a) The execution and delivery by Purchaser of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance by Purchaser with the terms hereof, will not conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any lien upon any of the properties or assets of Purchaser or any of its subsidiaries under, any provision of (i) the certificate of incorporation or by-laws of Purchaser or any of its subsidiaries,
(ii) any contract to which Purchaser or any of its subsidiaries is a party or by which any of their respective properties or assets is bound or (iii) any judgment or applicable law applicable to Purchaser or any of its subsidiaries or their respective


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properties or assets, other than, in the case of clauses (ii) and (iii) above, any such items that, individually or in the aggregate, have not had and are not reasonably likely to have a material adverse effect on the consummation of transactions contemplated hereby and compliance by Purchaser with the terms hereof.

         (b) Except for the filings by Purchaser which may be required by the U.S. Federal Securities Laws and any applicable stock market listing rules or policies, no consent, authorization or order of, or filing with, any Governmental Entity or other person is required to be obtained or made by the Purchaser for the execution, delivery and performance of this Agreement, except where the failure to obtain such consents, authorizations or orders, or make such filings, individually or in the aggregate, have not had and are not reasonably likely to have a material adverse effect on the ability of the Purchaser to timely perform its obligations under this Agreement.

         Section 2.4 FIRPTA. The Company is not, and has not been during the five-year period ending on the date hereof or the Closing Date, as the case may be, a "United States real property holding corporation" within the meaning of
Section 897(c)(2) of the Internal Revenue Code of 1986, as amended.

                                  ARTICLE III
             REPRESENTATIONS AND WARRANTIES OF THE SELLER AND PARENT


         The Seller and Parent hereby represent and warrant to the Company, at and as of the date of this Agreement and at and as of the Closing Date, as follows:

         Section 3.1 Ownership of Shares. The Seller (i) is the record and beneficial owner of the Preferred Shares, (ii) owns the Preferred Shares free and clear of any lien or other encumbrance other than as provided in the Investment Agreement and the Certificate of Designations for the Preferred Stock, and (iii) has the right to transfer the Preferred Shares, upon the conversion thereof in accordance with Section 1.1, to the Company, in each case free and clear of any lien or encumbrance, in accordance with the terms of this Agreement.

         Section 3.2 Authority; Execution and Delivery; and Enforceability. Seller and Parent have full power and authority to execute this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by Seller and Parent of this Agreement and the consummation by them of the transactions contemplated hereby have been duly authorized by all necessary corporate action. Seller and Parent have duly executed and delivered this Agreement and this Agreement constitutes their legal, valid and binding obligation, enforceable against it in accordance with its terms.

         Section 3.3 No Conflicts; Consents. (a) The execution and delivery by Seller and Parent of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance by Seller and Parent with the terms hereof, will not conflict with, or result in any violation of or default (with or without notice or lapse of


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time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any lien upon any of the properties or assets of Seller or Parent or any of their subsidiaries under, any provision of (i) the certificate of incorporation or by-laws of Seller or Parent or any of their subsidiaries,
(ii) any contract to which Seller or Parent or any of their subsidiaries is a party or by which any of their respective properties or assets is bound or (iii) any judgment or applicable law applicable to Seller or Parent or any of their subsidiaries or their respective properties or assets, other than, in the case of clauses (ii) and (iii) above, any such items that, individually or in the aggregate, have not had and are not reasonably likely to have a material adverse effect on the consummation of transactions contemplated hereby and compliance by Seller and Parent with the terms hereof.

         (b) Except for the filings by Seller or Parent which may be required by the U.S. Federal Securities Laws and any applicable stock market listing rules or policies, no consent, authorization or order of, or filing with, any Governmental Entity or other person is required to be obtained or made by the Seller or Parent for the execution, delivery and performance of this Agreement, except where the failure to obtain such consents, authorizations or orders, or make such filings, individually or in the aggregate, have not had and are not reasonably likely to have a material adverse effect on the ability of the Seller or Parent to timely perform its obligations under this Agreement.


         Section 3.4 Termination of CVRs. The Seller and Parent acknowledge and agree that consummation of the transactions contemplated hereby will constitute a transfer of the Shares from the Seller to an entity other than a wholly-owned subsidiary of the Seller or Parent and, accordingly, that any and all CVRs issued and delivered by the Company to the Seller or Parent pursuant to the CVR Agreement shall automatically terminate and become null and void pursuant to
Section 1.04 of the CVR Agreement upon the Closing.

         Section 3.5 No Reliance; Information. The Seller and Parent acknowledge and represent that their decision to enter into this Agreement and to sell the Shares is made upon such independent investigation of the Company and its affairs as the Seller and Parent may have deemed necessary, and that in making its decision to enter into this Agreement, they have not relied upon any representation or warranty, written or oral, by the Company or any of its directors, officers or affiliates, other than those contained in this Agreement, or upon any disclosure of information by the Company or any such persons, other than such information as may be disclosed in the Company's filings with the U.S. Securities and Exchange Commission and other public announcements. The Seller and Parent also acknowledge and agree (a) that the Company is not obligated to provide any information to the Seller or Parent with respect to the Company and its affairs in addition to that which is publicly available; (b) that they are entering into this Agreement and propose to sell the Shares to the Company with the understanding that


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there may or may not be information in the possession of the Company and its directors or officers that could be relevant to an investor's decision to purchase or sell shares of Common Stock but that the Company has not otherwise been obligated to disclose publicly under applicable laws; and (c) that the Seller and Parent, on behalf of themselves and all of their affiliates, hereby waive and release any claim that they may now or hereafter have, in connection with the transactions contemplated by this Agreement, with respect to any such information about the Company and its affairs that may be or may not have been disclosed to them, publicly or otherwise.

         Section 3.6 Governmental Authorization. The execution, delivery and performance by the Seller and Parent of this Agreement and the consummation of the transactions contemplated hereby require no action of the Seller or Parent or any of their affiliates by or in respect of, or filing with, any Governmental Entity other than as provided in Section 3.5.

         Section 3.7 Securities Exchange Act of 1934 -- Filings. The Seller and Parent acknowledge their obligation to report the transactions contemplated hereby in an amendment to its Schedule 13D and in a Form 4.

                                   ARTICLE IV
                              CONDITIONS TO CLOSING


         Section 4.1 Condition to the Seller's Obligation. The Seller's obligation to sell the Shares to the Purchaser is subject only to the condition that the Seller shall receive at the Closing immediately available ("same day") funds in the full amount of the Purchase Price.

         Section 4.2 Condition to the Purchaser's Obligation. The obligation of the Purchaser to purchase and pay for the Shares at the Closing is subject only to the condition that the Seller shall have delivered to the Company the certificates representing the Preferred Shares, duly endorsed or otherwise in proper form for transfer as provided in Section 1.3.

         Section 4.3 Conditions to Obligations of the Parties. The respective obligations of the Company and the Seller and Parent to consummate the purchase and sale contemplated hereby is subject to the conditions that no temporary restraining order, preliminary or permanent injunction or other order or decree issued by a court of competent jurisdiction or Governmental Entity of competent jurisdiction that would prohibit the consummation of the transactions contemplated by this Agreement shall have been issued and remain in effect, and that no statute, rule or regulation shall have been enacted by any Governmental Entity which prevents the consummation of the transactions contemplated by this Agreement.

                                    ARTICLE V
                                  MISCELLANEOUS


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         Section 5.1 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts to be performed wholly in such State.

         Section 5.2 Survival. The representations, warranties and agreements of the parties set forth in Articles II and III shall survive the closing of the transactions contemplated hereby.

         Section 5.3 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors of the parties hereto.

         Section 5.4 Entire Agreement; Amendment; Certain Terminations. This Agreement is intended by the parties as a final expression of their agreement and constitutes the full and entire understanding and agreement among the parties with regard to the subject matter hereof. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only by a written consent executed by the Company and the Seller and Parent or the waiving party, as applicable. The parties acknowledge and agree that, effective upon the consummation of the purchase and sale contemplated by Section 1.1, each of the CVR Agreement and the Registration Rights Agreement (as defined in the Investment Agreement) shall terminate in accordance with their terms.

         Section 5.5 Notices and Other Communications. Any notice or other communication required or contemplated by this Agreement by either party shall be made in writing by personal delivery, by facsimile transmission, by courier guaranteeing overnight delivery or by first-class mail, return receipt requested, and shall be deemed given (i) when made, if by personal delivery,
(ii) upon confirmation, if made by facsimile transmission, (iii) one business day after being deposited with such courier, if made by overnight courier or
(iv) on the date indicated on the notice of receipt, if made my first-class mail, to the parties as follows:


                          To the Company:    EchoStar Communications Corporation
                                             5701 South Santa Fe Drive
                                             Littleton, Colorado 80120
                                             Attn:  David K. Moskowitz, Esq.
                                             Fax: 303-723-1699

                          with a copy to:    Sullivan & Cromwell
                                             125 Broad Street
                                             New York, New York 10004-2498
                                             Attn:  John J. O'Brien, Esq.
                                             Fax: 212-558-3588



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                          To the Seller      Vivendi Universal
                          and Parent:        42, Avenue de Friedland
                                             75380 Paris Cedex 08
                                             France
                                             Attn: Mr. Jean-Berard Levy
                                             Fax: 33-1-71-71-30-14

                          with a copy to:    Cravath, Swaine & Moore
                                             Worldwide Plaza
                                             825 Eighth Avenue
                                             New York, New York 10019
                                             Attn: Faiza J. Saeed, Esq.
                                             Fax: 212-474-3700;


or at such other address as the intended recipient previously shall have designated by written notice to the other party (with copies to counsel as may be indicated herein).

         Section 5.6 Severability. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         Section 5.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. Execution and delivery of this Agreement by exchange of facsimile copies bearing the facsimile signature of a party hereto shall constitute a valid and binding execution and delivery of this Agreement by such party. Such facsimile copies shall constitute enforceable original documents.


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         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year set forth in the first paragraph hereof.



                                            ECHOSTAR COMMUNICATIONS CORPORATION




                                            By:
                                               --------------------------------
                                               Name:
                                               Title:


                                            VIVENDI UNIVERSAL, S.A.




                                            By:
                                               --------------------------------
                                               Name:
                                               Title:




                                            FINANCIERE DE VIDEOCOMMUNICATION




                                            By:
                                               --------------------------------
                                               Name:
                                               Title:


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